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                                                                     EXHIBIT 5.2




                                 March 17, 1998





To Each of the Persons Listed
on Schedule I Attached Hereto

     RE: EL PASO ENERGY CAPITAL TRUST I
         Trust Convertible Preferred Securities

Ladies and Gentlemen:

         We have acted as special Delaware counsel for El Paso Energy Capital Trust I, a Delaware business trust (the "Trust") in connection with the proposed issuance of its Trust Convertible Preferred Securities (the "Preferred Securities") and the proposed issuance of its Common Securities (the "Common Securities") pursuant to a form of Amended and Restated Declaration of Trust dated as of March 16, 1998 (the "Declaration"), entered into by and among El Paso Natural Gas Company, as Sponsor, The Chase Manhattan Bank, as Property Trustee, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrative Trustees named therein. Initially capitalized terms used herein and not otherwise defined are used herein as defined in the Declaration.

         For purposes of giving the opinions hereinafter set forth, we have examined only the following documents and have conducted no independent factual investigations of our own:

         1. The Certificate of Trust for the Trust, dated as of December 10, 1997 (the "Original Certificate"), as filed in the Office of the Secretary of State of the State of Delaware (the "Secretary of State") on December 11, 1997;
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To each of the persons on
Schedule I attached hereto
March  , 1998
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         2.      The initial declaration of trust of the Trust, dated as of
December 10, 1997, by and among El Paso Natural Gas Company, as Sponsor, Chase Manhattan Bank Delaware, as Delaware Trustee, and the Administrative Trustees named therein (the "Original Declaration");

         3. The registration statement on Form S-3 initially filed with the Securities and Exchange Commission on December 19, 1997, pursuant to the Securities Act of 1933, as amended, covering, among other securities, the Preferred Securities, including Pre-Effective Amendment No. 1 thereto (the "Registration Statement");

         4. An undated copy of the Prospectus Supplement to be filed with the Securities and Exchange Commission covering, among other securities, the Preferred Securities (the "Prospectus Supplement" and together with the Registration Statement, the "Registration Filings");

         5.      The Declaration; and

         6. A Certificate of Good Standing for the Trust, dated March 17, 1998, obtained from the Secretary of State of the State of Delaware.

         The documents referred to in (2) and (5), are collectively referred to as the "Agreements" and individually as an "Agreement."

         For purposes of this opinion, we have not reviewed any documents other than the documents listed in (1) through (6) above. In particular, we have not reviewed any document (other than the documents listed in (1) and (6) above) that is referred to or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein.

         As to certain facts material to the opinions expressed herein, we have relied upon the representations and warranties contained in the documents examined by us.

         Based upon the foregoing, and upon an examination of such questions of law of the State of Delaware as we have considered necessary or appropriate, and subject to the
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To each of the persons on
Schedule I attached hereto
March  , 1998
Page 3




assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

         1. The Trust has been duly created and is validly existing in good standing as a business trust under the Business Trust Act.

         2. When (a) appropriate action has been taken to duly authorize the issuance and fix the terms of the Preferred Securities and the Common Securities under the Declaration, and (b) the Declaration has been duly authorized, executed and delivered by the Company and the Trustees, respectively, the Declaration will constitute a valid and binding obligation of the Company and the Trustees, respectively, enforceable against the Company and the Trustees, respectively, in accordance with its terms. If the provisions of the Declaration governing the duties and responsibilities of the Property Trustee that purport to be governed by New York law were governed by the substantive law of the State of Delaware, the provisions would constitute legal, valid and binding obligations of the Property Trustee enforceable against the Property Trustee in accordance with their terms.

         3. When and if (a) the issuance of the Preferred Securities and the Common Securities, respectively, has been duly authorized, (b) the terms of the Preferred Securities and the Common Securities, respectively, have been duly fixed, (c) the Declaration has been duly authorized, executed and delivered in accordance with paragraph 2 above, subject to the other qualifications set forth herein (including, without limitation, paragraph 4 below), the Preferred Securities will have been duly authorized and when the Preferred Securities with the terms so fixed shall have been duly executed and authenticated under the Declaration, and otherwise issued and sold in accordance with the Declaration and the Registration Filings, and in a manner consistent therewith, such Preferred Securities will be validly issued, fully paid, and non-assessable undivided beneficial interests in the assets of the Trust.

         4. When and if the actions referred to in paragraphs 2 and 3 have occurred, the Holders of Preferred Securities as beneficial owners of Preferred Securities of the Trust will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State
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To each of the persons on
Schedule I attached hereto
March  , 1998
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of Delaware, except that such Holders of Preferred Securities may be obligated to provide (a) indemnity or security in connection with, and pay taxes or governmental charges arising from, transfers or exchanges of Preferred Securities Certificates and the issuance of replacement Preferred Securities Certificates, and (b) security and indemnity in connection with requests of or directions to the Property Trustee to exercise its rights and powers under the Declaration.

         All of the foregoing opinions contained herein are subject to the following assumptions, qualifications, limitations and exceptions:

                 a. The foregoing opinions are limited to the laws, rules, regulations and orders of the State of Delaware presently in effect, excluding the securities laws thereof. We have not considered and express no opinion on the laws of any other jurisdiction, including, without limitation, federal laws and rules and regulations relating thereto.

                 b.       The foregoing opinions in paragraph 2 are subject to
(i) applicable bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and similar laws relating to or affecting creditors rights generally including, without limitation, the Delaware Uniform Fraudulent Conveyance Act, the provisions of the United States Bankruptcy Code and the Delaware insolvency statutes, (ii) principles of equity including, without limitation, concepts of materiality, good faith, fair dealing, conscionability and reasonableness (regardless of whether such enforceability is considered in a proceeding in equity or at law), (iii) applicable law relating to fiduciary duties, and (iv) public policy limitations with respect to exculpation, contribution and indemnity provisions.

                 c. We have assumed the due execution and delivery by each party (exclusive of the Trust) listed as a party to each document examined by us. We have assumed further the due authorization by each party thereto (exclusive of the Trust and the Administrative Trustees) of each document examined by us, and that each of such parties (exclusive of the Trust and the Administrative Trustees) has the full corporate, or trust or banking, power, authority, and legal right to execute, deliver and perform each such document. We also have assumed that each of the parties to each of the Agreements (exclusive of the Trust and the Administrative Trustees) is a
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To each of the persons on
Schedule I attached hereto
March  , 1998
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corporation, bank, national banking association or trust company, validly existing and in good standing under the laws of their respective jurisdictions of organization and that the Agreements to which they are a party do not result in the breach of the terms of, and do not contravene their respective constituent documents, any contractual restriction binding on them or any law, rule or regulation applicable to them. In addition, we have assumed the legal capacity of any natural persons who are parties to any of the documents examined by us.

                 d. We have assumed that all signatures on documents examined by us are genuine, that all documents submitted to us as originals are authentic and that all documents submitted to us as copies conform with the originals.

                 e. We have assumed that the Original Declaration and once executed and delivered, the Declaration, collectively, as applicable constitute the entire agreement among each of the respective parties thereto with respect to the subject matter thereof, including with respect to the creation, operation, dissolution and winding up of the Trust.

                 f. Notwithstanding any provision in the Declaration to the contrary, we note that upon the occurrence of an event set forth in Article 9 thereof that causes the dissolution of the Trust, the Trust cannot make any payments or distributions to the Holders of Trust Securities until creditors' claims are either paid in full or reasonable provision for payment thereof has been made.

                 g. We have assumed that no event set forth in Article 9 has occurred to the same extent as if the Declaration were in effect on the date hereof.

                 h. With respect to the enforceability of any provision of the Declaration wherein the parties provide for the appointment of a liquidator, we note that upon the application of any beneficial owner, the Delaware Court of Chancery has the power, upon cause shown, to wind up the affairs of a Delaware business trust and in connection therewith to appoint a liquidating trustee other than the one agreed to by the beneficial owners thereof.

                 i.       We express no opinion on the enforceability of
Section 15.2 of the Declaration to the extent it may require matters of the internal governance of a Delaware business trust
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To each of the persons on
Schedule I attached hereto
March  , 1998
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to be governed by the substantive laws of the State of New York.

                 j. We note that we do not assume responsibility for the contents of the Registration Filings.

         This opinion is rendered solely for your benefit in connection with the matters set forth herein and, without our prior written consent, may not be furnished to, or quoted or relied upon by, any other person or entity for any purpose. Andrews & Kurth L.L.P. may rely on this opinion in connection with the opinions it is delivering on the date hereof with respect to the matters set forth herein.

         We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus Supplement. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                               Very truly yours,


                               /s/ POTTER ANDERSON & CORROON L.L.P.


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                                   Schedule I


El Paso Energy Capital Trust I

El Paso Natural Gas Company